Exhibit 99.1

UNIVERSAL INSURANCE HOLDINGS, INC. SUBSIDIARY UPCIC COMPLETES 2009-2010 REINSURANCE PROGRAM

•     UPCIC has written its first homeowners’ policies in Hawaii

•     UPCIC’s total in-force premiums outside of Florida have exceeded $1 million

Fort Lauderdale, Fla., June 3, 2009 - Universal Insurance Holdings, Inc. (“UIH”) (NYSE AMEX: UVE), a vertically integrated insurance holding company, announced the completion by Universal Property and Casualty Insurance Company ("UPCIC"), the Company's wholly-owned regulated insurance subsidiary, of its 2009-2010 reinsurance program effective June 1 of this year. For the 2009-2010 reinsurance program, UPCIC purchased a greater amount of coverage in the open market through private reinsurers, as compared to the 2008-2009 reinsurance program, primarily due to UPCIC’s decision to forgo the purchase of the Temporary Increase in Coverage Limit Option offered to insurers by the Florida Hurricane Catastrophe Fund. The largest participants on UPCIC's reinsurance program continue to include leading reinsurance companies such as Everest Re, Renaissance Re, and Lloyd’s of London syndicates. The Company has filed a Form 8-K Periodic Report with the SEC which provides additional details regarding the program.

Subsequent to receiving approval of its rates and forms from the insurance division of Hawaii’s Department of Commerce and Consumer Affairs on April 24, 2009, UPCIC has written its first homeowners’ policies in the State of Hawaii. Additionally, as a result of UPCIC’s expansion and growth in states outside of Florida, UPCIC’s total in-force premiums have exceeded a combined $1 million in the states of North Carolina, South Carolina, and Hawaii.

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc. (UIH) is a vertically integrated insurance holding company, which through its various subsidiaries, covers substantially all aspects of insurance underwriting, distribution, claims processing and exposure management. Universal Property & Casualty Insurance Company (UPCIC), a wholly owned subsidiary of UIH, is one of the five leading writers of homeowners’ insurance in Florida and is now fully licensed and has commenced its operations in Georgia, Hawaii, North Carolina and South Carolina. Additionally, the Company has also filed an application to the Texas Department of Insurance to form a separate property and casualty subsidiary to write homeowners’ insurance coverage in Texas.

Readers should refer generally to reports filed by the Company with the Securities and Exchange Commission (SEC), specifically the Company's Form 10-K for the year ended December 31, 2008, and the Company's Form 10-Q for the quarterly period ended March 31, 2009, for a discussion of the risk factors that could affect its operations. Such factors include, without limitation, exposure to catastrophic losses; reliance on the Company's reinsurance program; underwriting performance on catastrophe and non-catastrophe risks; the ability to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending and third-party relationships; the Company’s financial stability rating; product pricing and revenues; and the effect of Federal or state laws and regulations. Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available on the SEC's web site at http://www.sec.gov. The Company disclaims any obligation to update and revise statements contained in this press release based on new information or otherwise.

Cautionary Language Concerning Forward-Looking Statements

This press release contains "forward-looking statements" that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like "plans," "seeks," "expects," "will," "should," "anticipates," "estimates," "intends," "believes," "likely," "targets" and other words with similar meanings. These statements may address, among other things, our strategy for growth, catastrophe exposure management, product development, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

Investor Contact:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com